Exhibit 99.1

CV Sciences, Inc. Reports Second Quarter 2019 Financial Results
Record quarterly revenue
Increased retail distribution by over 1,200 stores

San Diego - August 6, 2019 (GLOBE NEWSWIRE) - CV Sciences, Inc. (OTCQB:CVSI) ("CV Sciences" or the “Company”) announced today its financial results for the quarter ended June 30, 2019.

Second Quarter 2019 and Recent Financial and Operating Highlights

•	Record revenue of $16.9 million for the second quarter of 2019, an increase of 36% over the same quarter in 2018;

•	14 consecutive quarters of sequential revenue growth;

•	Gross margin improved to 70.9% from 70.8% in the first quarter of 2019;

•	Retail distribution increased to 4,591 stores as of June 30, 2019, a 39% increase from March 31, 2019;

•	Broadened retail presence into the food, drug and mass channel and in active discussions for further expansion of the PlusCBD™ Oil brand;

•	Generated $2.7 million of cash from operations, with total cash balance increasing to $15.7 million at quarter end;

•	Dismissal of class action suit which was originally filed in 2014;

•	Announced planned 500% increase in production capacity with addition of new 45,500 square foot facility;

•	Initiated domestic sourcing efforts, committing to more than 500 acres of U.S. Hemp Production to support future sales;

•	A first of its type randomized controlled clinical trial utilizing PlusCBD™ Oil was published demonstrating it can improve sleep, help reduce appetite and enhance the quality of life in humans; and

•	PlusCBD™ Oil used in first study examining clinical benefit of CBD for patients with PTSD.

“We generated 13% sequential and 36% year-over-year revenue growth during the second quarter, driven by significant distribution gains across both new national food, drug and mass (FDM) channel retailers and broadly across our channels of distribution. Year to date, we have more than doubled the number of retail doors where PlusCBD™ Oil products are carried and continue to enjoy a strong pipeline of new distribution opportunities,” stated Joseph Dowling, Chief Executive Officer of CV Sciences. “We have seen a positive response to the innovation we have developed this year, including nine new products launched year to date. We have further innovation scheduled for introduction during the second half of the year and believe there is a significant opportunity to expand our offering within existing retailers, particularly as the FDM channel further develops. To support our anticipated growth, we recently announced a 500% increase in our production capacity.”

“We are particularly encouraged by the regulatory developments we have seen at the state level during the last few months. While there remains ambiguities that continue to impact the CBD landscape on a state by state basis, we have seen positive legislation passed, or in the late stages of passage, in key states across the country. Recent successes in California, Texas and Ohio are just a few examples of the state by state legislative developments that are expanding and strengthening the long-term

CBD marketplace. We remain highly confident in the long-term growth of hemp-based CBD and will continue to lead the industry in quality, innovation and both regulatory adherence and support as the market develops,” Dowling continued.

Operating Results - Second Quarter 2019 Compared to Second Quarter 2018
Sales for the second quarter of 2019 were $16.9 million, an increase of 36% from $12.3 million in the second quarter of 2018. Second quarter sales growth reflects the Company's continued organic expansion into all sales channels, including food drug and mass, natural product retail, wholesale and direct-to-consumer channels. The Company's retail store count increased to 4,591 stores nationwide at June 30, 2019, up from 3,308 stores as of March 31, 2019.

The Company recognized operating income of $1.3 million in the second quarter of 2019, compared to $3.3 million in the second quarter of the prior year. The decline in operating income is primarily related to additional investment in sales, marketing and R&D activities.

As reported under U.S. generally accepted accounting principles (GAAP), second quarter 2019 net income was $1.2 million, compared with a GAAP net income of $3.2 million in the same period in 2018. Net income in the second quarter of 2019 was impacted by increased R&D, additional management resources and marketing activities to leverage future growth. Diluted net income per share was $0.01 for the second quarter of 2019 compared to a diluted net income per share of $0.03 for the same period in 2018.

Non-GAAP net income for the second quarter of 2019 was $3.4 million, or $0.03 per diluted share based on weighted average shares outstanding of 120.9 million. This compares with non-GAAP net income of $3.6 million or $0.03 per diluted share based on weighted average shares outstanding of 112.5 million for the same period in 2018.

Adjusted EBITDA for the second quarter of 2019 was $3.6 million or 21.1% of net revenue, compared to $3.8 million or 31.1% of net revenue, in the second quarter of 2018.

Conference Call and Webcast
The Company will host a conference call and webcast to discuss these results today at 4:30 pm EST/1:30 pm PST. The webcast of the conference call will be available on the Investor Relations section of the Company's web site at https://ir.cvsciences.com/news-events and at http://public.viavid.com/index.php?id=135487. Investors interested in participating in the live call can also dial (855) 327-6837 from the U.S. or international callers can dial (631) 891-4304. A telephone replay will be available approximately two hours after the call concludes and will be available through Tuesday, August 13, 2019, by dialing (844) 512-2921 from the U.S. or (412) 317-6671 from international locations, and entering confirmation code 10007305.

About CV Sciences, Inc.
CV Sciences, Inc. (OTCQB:CVSI) operates two distinct business segments: a consumer product division focused on manufacturing, marketing and selling hemp-based CBD products to a range of market sectors; and a drug development division focused on developing and commercializing novel therapeutics utilizing CBD. The Company’s PlusCBD™ Oil is the top-selling brand of hemp-derived CBD on the market, according to SPINS, the leading provider of syndicated data and insights for the natural, organic and specialty products industry. CV Sciences, Inc. has primary offices and facilities in San Diego, California. Additional information is available from OTCMarkets.com or by visiting www.cvsciences.com.

Forward Looking Statements
This press release may contain certain forward-looking statements and information, as defined within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the Safe Harbor created by those sections. This material contains statements about expected future events and/or financial results that are forward-looking in nature and subject to risks and uncertainties. Such forward-looking statements by definition involve risk and uncertainties.

Contact Information
Investor Contact:
ICR
Scott Van Winkle
617-956-6736
scott.vanwinkle@icrinc.com

Media Contact:
ICR
Cory Ziskind
646-277-1232
cory.ziskind@icrinc.com

CV SCIENCES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
Product sales, net	$16,854	$12,349	$31,765	$20,419
Cost of goods sold	4,903	3,289	9,255	5,797
Gross Profit	11,951	9,060	22,510	14,622

Operating expenses:
Research and development	1,688	442	3,030	596
Selling, general and administrative	9,009	5,321	27,604	10,061
	10,697	5,763	30,634	10,657

Operating Income (Loss)	1,254	3,297	(8,124)	3,965

Interest expense (income)	(1)	71	5	120
Income (loss) before income taxes	1,255	3,226	(8,129)	3,845
Income tax expense	26	40	26	40
Net Income (Loss)	$1,229	$3,186	$(8,155)	$3,805

Weighted average common shares outstanding
Basic	98,633	90,713	98,557	90,613
Diluted	120,929	112,466	98,557	106,291
Net income (loss) per common share
Basic	$0.01	$0.04	$(0.08)	$0.04
Diluted	$0.01	$0.03	$(0.08)	$0.04

CV SCIENCES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands, except per share data)

	June 30, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$15,237	$12,684
Restricted cash	500	251
Accounts receivable, net	4,688	3,340
Inventory	9,107	7,132
Prepaid expenses and other	8,264	2,059
Total current assets	37,796	25,466

Inventory	—	1,418
Property & equipment, net	3,228	2,844
Operating lease assets	3,870	—
Intangibles, net	3,783	3,801
Goodwill	2,788	2,788
Other assets	595	585
Total assets	$52,060	$36,902

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$1,371	$1,245
Accrued expenses	9,713	2,673
Operating lease liability - current	651	—
Notes payable, net	69	474
Total current liabilities	11,804	4,392

Operating lease liability	4,497	—
Deferred rent	—	1,329
Deferred tax liability	1,065	1,065
Other liabilities	406	—
Total liabilities	17,772	6,786

Commitments and contingencies

Stockholders' equity
Preferred stock, par value $0.0001; 10,000 shares authorized; no shares issued and outstanding	—	—
Common stock, par value $0.0001; 190,000 shares authorized, 98,704 and 94,940 shares issued and outstanding as of June 30, 2019 and December 31, 2018, respectively	10	9
Additional paid-in capital	67,460	55,134
Accumulated deficit	(33,182)	(25,027)
Total stockholders' equity	34,288	30,116

Total liabilities and stockholders' equity	$52,060	$36,902

CV SCIENCES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW (UNAUDITED)
(in thousands)

	Six months ended June 30,
	2019	2018
OPERATING ACTIVITIES
Net income (loss)	$(8,155)	$3,805
Adjustments to reconcile net income (loss) to net cash flows provided by operating activities:
Depreciation and amortization	354	245
Amortization of beneficial conversion feature of convertible debts	—	50
Common stock issued for professional services	—	62
Stock-based compensation	4,216	1,396
Stock-based compensation associated with employment settlement	7,857	—
Bad debt expense	32	2
Noncash lease expense	251	—
Change in operating assets and liabilities:
Accounts receivable	(1,380)	(1,081)
Notes receivable	—	17
Inventory	(557)	1,200
Prepaid expenses and other current assets	(622)	14
Accounts payable and accrued expenses	1,461	(463)
Deferred rent	—	122
Net cash provided by operating activities	3,457	5,369

INVESTING ACTIVITIES
Purchase of equipment	(475)	(190)
Tenant improvements to leasehold real estate	(29)	(87)
Net cash flows used in investing activities	(504)	(277)

FINANCING ACTIVITIES
Repayment of convertible debt in cash	—	(660)
Repayment of unsecured debt in cash	(405)	(99)
Proceeds from exercise of stock options	254	107
Net cash flows used in financing activities	(151)	(652)

Net increase in cash, cash equivalents and restricted cash	2,802	4,440
Cash, cash equivalents and restricted cash, beginning of period	12,935	2,792
Cash, cash equivalents and restricted cash, end of period	$15,737	$7,232

Supplemental cash flow disclosures:
Interest paid, net of interest income	$9	$120
Income taxes paid	$54	$18
Purchase of property and equipment in accounts payable and accrued expenses	$50	$—

CV SCIENCES, INC.
NON-GAAP FINANCIAL MEASURES

We prepare our condensed consolidated financial statements in accordance with generally accepted accounting principles for the United States (GAAP). The non-GAAP financial measures such as net income and loss per share and Adjusted EBITDA included in this press release are different from those otherwise presented under GAAP. We use non-GAAP measures internally to evaluate our performance and make financial and operational decisions that are presented in a manner that adjusts from their equivalent GAAP measures or that supplement the information provided by our GAAP measures. The non-GAAP financial measures exclude non-cash compensation expense for stock options and other non-recurring items. When evaluating the performance of our business and developing short and long-term plans, we do not consider share-based compensation charges. Although share-based compensation is necessary to attract and retain quality employees, our consideration of share-based compensation places its primary emphasis on overall shareholder dilution rather than the accounting charges associated with such grants. Because of the varying availability of valuation methodologies and subjective assumptions, we believe that the exclusion of share-based compensation allows for more accurate comparison of our financial results to previous periods. In addition, we believe it useful to investors to understand the specific impact of the application of the fair value method of accounting for share-based compensation on our operating results.
Adjusted EBITDA is defined by us as EBITDA (net income (loss) plus depreciation expense, amortization expense, interest and income tax expense, minus income tax benefit), further adjusted to exclude certain non-cash expenses and other adjustments as set forth below. We use Adjusted EBITDA because we believe it more clearly highlights trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures, since Adjusted EBITDA eliminates from our results specific financial items that have less bearing on our core operating performance.
We use Adjusted EBITDA in communicating certain aspects of our results and performance, including in this press release, and believe that Adjusted EBITDA, when viewed in conjunction with our GAAP results and the accompanying reconciliation, can provide investors with greater transparency and a greater understanding of factors affecting our financial condition and results of operations than GAAP measures alone. In addition, we believe the presentation of Adjusted EBITDA is useful to investors in making period-to-period comparison of results because the adjustments to GAAP are not reflective of our core business performance.

A reconciliation from our GAAP net income (loss) to non-GAAP net income (loss) for the three and six months ended June 30, 2019 and 2018 is detailed below:

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
	(in thousands, except per share data)
Net income (loss) - GAAP	$1,229	$3,186	$(8,155)	$3,805
Stock-based compensation (1)	2,125	361	4,216	1,396
Common stock issued for professional services (2)	—	62	—	62
Stock-based compensation associated with employment settlement (3)	—	—	7,857	—
Payroll expense associated with employment settlement (4)	—	—	934	—
Net income - non-GAAP	$3,354	$3,609	$4,852	$5,263

Diluted EPS - GAAP	$0.01	$0.03	$(0.08)	$0.04
Stock-based compensation (1)	0.02	—	0.04	0.01
Common stock issued for professional services (2)	—	—	—	—
Stock-based compensation associated with employment settlement (3)	—	—	0.07	—
Payroll expense associated with employment settlement (4)	—	—	0.01	—
Diluted EPS - non-GAAP	$0.03	$0.03	$0.04	$0.05

Shares used to calculate diluted EPS - GAAP	120,929	112,466	98,557	106,291
Shares used to calculate diluted EPS - non-GAAP	120,929	112,466	120,273	106,291
_____________

(1)
Represents stock-based compensation expense related to stock options and warrants awarded to employees, consultants and non-executive directors based on the grant date fair value using the Black-Scholes valuation model.

(2)	Represents common stock issued for professional services.

(3)
Represents stock-based compensation expense related to accelerated vesting of RSU's and the modification of certain stock options associated with the settlement agreement with our former President and Chief Executive Officer.

(4)	Represents accrued payroll and related benefits associated with the retirement of our former President and Chief Executive Officer.

A reconciliation from our net income (loss) to Adjusted EBITDA, a non-GAAP measure, for the three months ended June 30, 2019 and 2018 is detailed below:

	Three months ended June 30, 2019			Three months ended June 30, 2018
	Consumer Products	Specialty Pharma	Total	Consumer Products	Specialty Pharma	Total
	(in thousands)
Net income (loss)	$2,248	$(1,019)	$1,229	$3,553	$(367)	$3,186
Depreciation	168	—	168	117	—	117
Amortization	—	9	9	—	9	9
Interest expense (income)	(1)	—	(1)	71	—	71
Income tax expense	26	—	26	40	—	40
EBITDA	2,441	(1,010)	1,431	3,781	(358)	3,423
Stock-based compensation (1)	2,090	35	2,125	361	—	361
Common stock issued for professional services (2)	—	—	—	62	—	62
Adjusted EBITDA	$4,531	$(975)	$3,556	$4,204	$(358)	$3,846
A reconciliation from our net income (loss) to Adjusted EBITDA, a non-GAAP measure, for the six months ended June 30, 2019 and 2018 is detailed below:

	Six months ended June 30, 2019			Six months ended June 30, 2018
	Consumer Products	Specialty Pharma	Total	Consumer Products	Specialty Pharma	Total
	(in thousands)
Net income (loss)	$(6,483)	$(1,672)	$(8,155)	$4,223	$(418)	$3,805
Depreciation	336	—	336	227	—	227
Amortization	—	18	18	—	18	18
Interest expense (income)	5	—	5	120	—	120
Income tax expense	26	—	26	40	—	40
EBITDA	(6,116)	(1,654)	(7,770)	4,610	(400)	4,210
Stock-based compensation (1)	4,137	79	4,216	1,396	—	1,396
Common stock issued for professional services (2)	—	—	—	62	—	62
Stock-based compensation associated with employment settlement (3)	7,857	—	7,857	—	—	—
Payroll expense associated with employment settlement (4)	934	—	934	—	—	—
Adjusted EBITDA	$6,812	$(1,575)	$5,237	$6,068	$(400)	$5,668
_________________

(1)
Represents stock-based compensation expense related to stock options and warrants awarded to employees, consultants and non-executive directors based on the grant date fair value using the Black-Scholes valuation model.

(2)	Represents common stock issued for professional services.

(3)
Represents stock-based compensation expense related to accelerated vesting of RSU's and the modification of certain stock options associated with the settlement agreement with our former President and Chief Executive Officer.

(4)	Represents accrued payroll and related benefits associated with the retirement of our former President and Chief Executive Officer.